SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

March 22, 2004

To our Shareholders:

      On behalf of the Board of Directors and management of EnPro Industries, Inc., I cordially invite you to our annual meeting of shareholders. The meeting will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina on Thursday, May 6, 2004, at 11:00 a.m.

      The matters to be acted upon by the shareholders at this meeting are set forth in the enclosed Notice to Shareholders, and the enclosed proxy statement contains information regarding these matters. We intend to post the voting results from the meeting on our website, www.enproindustries.com, by May 10, 2004.

      It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

      We hope that you can join us at this important meeting.

Sincerely,

Ernest F. Schaub
President and Chief Executive Officer

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

NOTICE TO SHAREHOLDERS:

      THE ANNUAL MEETING OF SHAREHOLDERS of EnPro Industries, Inc., a North Carolina corporation (the “Company”), will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Blvd., Charlotte, North Carolina 28209 on May 6, 2004, at 11:00 a.m. to:

1.	Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2.	Consider and act upon a proposal to approve the Company’s Senior Executive Annual Performance Plan;

3.	Consider and act upon a proposal to approve the Company’s Long-Term Incentive Plan; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

      Information with respect to these matters is contained in the proxy statement attached to this Notice.

      The Board of Directors of the Company has fixed March 15, 2004, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only those who were shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of those shareholders may be examined at our principal executive offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, from March 22 through the end of the meeting. The list will also be available for inspection at the meeting.

      The Board of Directors hereby solicits a proxy for use at the meeting, in the form accompanying this Notice, from each holder of the Company’s common stock. Shareholders may withdraw their proxies at the meeting if they desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting of the proxies at the meeting.

      It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To help us minimize the expense associated with collecting proxies, we ask that you please execute and return your proxy promptly. No postage is required if the proxy is mailed in the United States.

By Order of the Board of Directors,

Richard L. Magee
Secretary

Dated March 22, 2004

2004 ANNUAL MEETING OF SHAREHOLDERS
OF
ENPRO INDUSTRIES, INC.

PROXY STATEMENT

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EnPro Industries, Inc., a North Carolina corporation (the “Company” or “we” or “us”), from the holders of our Common Stock, par value $0.01 per share, for use at the 2004 Annual Meeting of Shareholders of the Company to be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, at 11:00 a.m., local time, on May 6, 2004, or any adjournments or postponements of that meeting.

      There were 20,717,508 shares of Common Stock outstanding on March 15, 2004, of which 20,472,589 shares are entitled to one vote each. The remaining 244,919 shares of Common Stock are held by our wholly-owned subsidiary Coltec Industries Inc and therefore are not entitled to vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by shareholders (other than Coltec), and not revoked by them, will be voted on all matters presented for a vote.

      Shareholders have a choice of voting over the Internet, by calling a toll-free telephone number, or by completing a proxy card and mailing it in the enclosed postage-paid envelope. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. E.D.T. on May 5, 2004.

      Proxies will also be considered to be voting instructions to the applicable plan trustee with respect to shares held in accounts under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees and the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees. If a participant in any of these plans is a shareholder of record, and the plan account information is the same as the information we have on record with our transfer agent, the participant will receive a single proxy, representing all shares held, both within the plan and outside it. If the account information is different from the information on record with the transfer agent, then the participant will receive separate proxies, one for the shares held in the plan and one for shares held outside the plan.

      You can revoke your proxy at any time before it is exercised by written notice to the Company’s Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, in order to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the holder of record.

      We will pay the expense of soliciting these proxies. In addition to using the mails, the officers, directors and employees of the Company may solicit proxies personally, or by telephone or by facsimile. We have retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Avenue, New York, New York 10017 to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $7,500 for its services, plus its expenses and disbursements. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies.

      We are mailing our 2004 Annual Report, including financial statements, with this proxy statement to each shareholder of record. We will furnish an additional copy to any shareholder upon request. We will begin mailing this proxy statement and the accompanying proxy to shareholders on or about March 22, 2004.

      This proxy statement and our 2004 Annual Report are available on our Internet site at www.enproindustries.com. If you are a shareholder of record, you can choose to view these documents over the Internet by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents.

      The Company’s principal executive offices are located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, and the telephone number is (704) 731-1500.

VOTE REQUIRED FOR APPROVAL

      The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting on a particular matter is necessary to constitute a quorum for that matter. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of constituting a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

      The seven nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Abstentions and broker non-votes will have no effect on this proposal. Our Senior Executive Annual Performance Plan and our Long-Term Incentive Plan each will be approved if the votes cast for approval exceed the votes cast opposing it. Abstentions and broker non-votes will not count as votes cast and therefore will have no effect on these proposals.

PROPOSAL 1 — ELECTION OF DIRECTORS

      One of the purposes of the meeting is the election of seven directors to hold office until the Annual Meeting of Shareholders in 2005 or until their respective successors are elected and qualified. The Board of Directors has nominated the seven persons named on the following pages, all of whom are now directors and whose terms would otherwise expire at the conclusion of the meeting. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees.

      All nominees have indicated that they are willing to serve as directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as the Board of Directors may designate to replace such nominee.

      The Board recommends that you vote FOR the election of these nominees for director.

NOMINEES FOR ELECTION

WILLIAM R. HOLLAND, 65

      Mr. Holland has served as a director of the Company since May 21, 2002, and as Non-Executive Chairman since May 31, 2002. He was Chairman from 1987 through 2001, and Chief Executive Officer from 1986 to 2000, of United Dominion Industries Limited, a diversified manufacturing company. Mr. Holland is the Non-Executive Chairman of J. A. Jones, Inc., and a director of Goodrich Corporation and Lance, Inc.

ERNEST F. SCHAUB, 60

      Mr. Schaub has served as a director of the Company since January 11, 2002, and as Chief Executive Officer since May 31, 2002. From 1999 until joining the Company, he was Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Corporation’s Engineered Industrial Products Segment. Mr. Schaub was Group President, Landing Systems of Goodrich Corporation from 1990 to 1999. He is also a director of Manufacturers Alliance/MAPI, Junior Achievement of Central Carolinas and Discovery Place Museum.

J. P. BOLDUC, 64

      Mr. Bolduc has served as a director of the Company since May 21, 2002. He has been Chairman of the Board and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital and real estate investment holding company, since 1995. Mr. Bolduc has served as acting Chief Executive Officer of J. A. Jones, Inc. since April 2003. Mr. Bolduc is a trustee of the William E. Simon Graduate School of Business at the University of Rochester and a member of the Advisory Council for Graduate Studies and Research at the University of Notre Dame. He is also a director of Unisys Corporation, Proudfoot, PLC, and J. A. Jones, Inc.

PETER C. BROWNING, 62

      Mr. Browning has served as a director of the Company since May 21, 2002. He has been the Dean of the McColl School of Business at Queens University in Charlotte, North Carolina since March 1, 2002, and, since September 2000, he has been Non-Executive Chairman of Nucor Corporation, a steel manufacturer. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, and from 1995 to 1998, President and Chief Operating Officer, of Sonoco Products Company, a manufacturer of industrial and consumer products and a provider of packaging services. In addition to the Company and Nucor, he is a director of Wachovia Corporation, Acuity Brands, Inc., Lowe’s Companies, Inc., and The Phoenix Companies.

JOE T. FORD, 66

      Mr. Ford has served as a director of the Company since May 21, 2002. He has been Chairman of ALLTEL Corporation, a provider of communications and information services, since 1991, and he was Chief Executive Officer of ALLTEL Corporation from 1991 until 2002. In addition to the Company and ALLTEL, Mr. Ford is a director of The Dial Corporation and Textron, Inc.

JAMES H. HANCE, JR., 59

      Mr. Hance has served as a director of the Company since May 21, 2002. He has been Vice Chairman since 1993, and Chief Financial Officer since 1988 of Bank of America Corporation, a financial services holding company. Mr. Hance is also a director of Bank of America Corporation and Summit Properties, Inc.

GORDON D. HARNETT, 61

      Mr. Harnett has served as a director of the Company since May 21, 2002. He is President, Chairman of the Board and Chief Executive Officer of Brush Engineered Materials Inc., a provider of metal-related products and engineered material systems, and he has held these positions or similar positions at Brush Wellman, Inc. (a subsidiary of Brush Engineered Materials) since January 1991. In addition to Brush Engineered Materials and the Company, Mr. Harnett is a director of The Lubrizol Corporation and PolyOne Corporation.

HOLDINGS OF COMPANY EQUITY SECURITIES BY

DIRECTORS AND EXECUTIVE OFFICERS

      The following table contains information with respect to the number of shares of Common Stock beneficially owned by our directors and executive officers as of March 15, 2004. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him.

	Amount and Nature	Directors’
	of Beneficial	Phantom	Percent of
Name of Beneficial Owner	Ownership(1)	Shares(2)	Class(3)

William R. Holland	40,000	11,401	*
Ernest F. Schaub	292,730	—	1.4%
J. P. Bolduc	1,000	11,401	*
Peter C. Browning	4,340	11,401	*
Joe T. Ford	10,000	11,401	*
James H. Hance, Jr.	20,000	11,401	*
Gordon D. Harnett	2,060	11,401	*
William Dries	77,308	—	*
Richard C. Driscoll	72,784	—	*
Richard L. Magee	62,064	—	*
Donald G. Pomeroy II	11,193	—	*
12 directors and executive officers as a group	607,387	68,406	2.9%

*	Less than 1%

(1)	Includes the following shares that may be acquired within 60 days after March 15, 2004 through the exercise of stock options: Mr. Schaub, 229,180 shares; Mr. Dries, 57,295 shares; Mr. Driscoll, 50,050 shares; Mr. Magee, 50,050 shares; Mr. Pomeroy, 10,045 shares; and all directors and executive officers as a group, 406,665 shares. Also includes shares held in the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees allocated as follows: Mr. Dries, 13 shares; Mr. Magee, 14 shares; and Mr. Pomeroy, 104 shares. For Mr. Schaub, includes 3,670 shares held in the Goodrich Corporation Retirement Savings Plan for Salaried Employees. All other ownership is direct, except that Messrs. Schaub and Dries indirectly own 6,000 shares and 500 shares, respectively, which are owned by family members.

(2)	Number of phantom shares awarded under the Outside Directors’ Phantom Share Plan. See “Governance of the Company — Compensation of Directors.” Because phantom shares are not actual shares of our Common Stock, holders of phantom shares have neither voting nor investment authority with respect to the shares.

(3)	Does not include directors’ phantom shares. Applicable percentage ownership is based on 20,717,508 shares of Common Stock outstanding at March 15, 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

      The following table contains information known to us with respect to persons who beneficially own more than 5% of our Common Stock as of March 15, 2004.

Name and Address of Beneficial Owner	Amount	Percent of Class(1)

Kestrel Investment Management Corporation(2) 411 Borel Avenue, Suite 403, San Mateo, CA 94402.	1,666,620	8.0%

Steel Partners II, L.P.(3) 590 Madison Avenue, 32nd Floor, New York, NY 10022	1,243,300	6.0%

(1)	Applicable percentage ownership is based on 20,717,508 shares of Common Stock outstanding at March 15, 2004.

(2)	This information is based on a Schedule 13G dated February 10, 2004 filed by Kestrel Investment Management Corporation with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2003. The reporting persons have sole voting power with respect to 1,582,240 shares, and sole dispositive power with respect to 1,666,620 shares.

(3)	This information is based on a Schedule 13D dated November 18, 2003 filed jointly by Steel Partners II, L.P., Steel Partners, L.L.C. and Warren G. Lichenstein with the Securities and Exchange Commission reporting beneficial ownership as of the filing date. The reporting persons have sole voting power and sole dispositive power with respect to 1,243,300 shares.

EQUITY COMPENSATION PLAN

      The table below contains information about the Company’s Amended and Restated 2002 Equity Compensation Plan, the only compensation plan (other than our tax-qualified plans) under which we have equity securities authorized for issuance.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average Exercise	Equity Compensation
	Exercise of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,750,920	$5.00	1,757,400
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,750,920	-0-	1,757,400

LEGAL PROCEEDINGS

      In February 2003, the Securities and Exchange Commission (the “SEC”) and Mr. Bolduc settled public administrative and cease-and-desist proceedings. Without admitting or denying the SEC’s findings, Mr. Bolduc consented to the entry of a cease-and-desist order in which the SEC found that, between 1991 and 1995, while Mr. Bolduc was president and either chief operating officer or chief executive officer of W. R. Grace & Co. (“Grace”) and a member of its board of directors, Grace fraudulently used reserves to defer income earned by a subsidiary, primarily to smooth earnings of its health care segment, in violation of the antifraud provisions of the federal securities laws, as well as the provisions that require public companies to keep accurate books and records, maintain appropriate internal accounting controls and file accurate annual and quarterly reports. The order generally finds that Mr. Bolduc, through his actions or omissions, was a cause of these violations. The order also notes that, during the period in question, Mr. Bolduc did not sell any of the substantial number of Grace shares that he owned. The SEC ordered Mr. Bolduc to cease and desist from committing or causing any violation or future violation of the antifraud and reporting requirements of the federal securities laws. It did not impose any fines on Mr. Bolduc, nor did it prohibit Mr. Bolduc from continuing to serve in any capacity on public company boards of directors.

      Mr. Bolduc was reelected to the Board in April 2003, and the Nominating and Corporate Governance Committee supports the nomination of Mr. Bolduc for reelection to the Board.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Three independent directors comprise the Company’s Compensation and Human Resources Committee (the “Compensation Committee”). No Compensation Committee member is a current or former employee of the Company or any of its subsidiaries. The Compensation Committee is directly responsible for the compensation of the Chief Executive Officer (the “CEO”), and for the approval of the compensation with respect to the other “named executive officers,” those included in the summary compensation table in this proxy statement. The Compensation Committee must approve all compensation arrangements that apply to the named executive officers, including major provisions in compensation plans that must be updated from time to time (e.g., participation, performance criteria, performance goals, award opportunities, and the like). In its deliberations, the Compensation Committee may consider the recommendations of management and such other advice as it may feel appropriate, including compensation information provided by an independent compensation consultant.

Compensation Philosophy

      The Compensation Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives, and include incentives linked closely to the Company’s financial performance and enhanced shareholder value. The Company maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance.

Overview of the Compensation Program

      The management compensation program includes the following components:

     Base Salary

      In determining base salaries, the Compensation Committee identifies a median market practice for comparable executive positions in a group of similarly sized diversified manufacturing companies. Officer salaries are generally set within a reasonable range around that median based on individual performance and experience. Annual salary increases are determined based on a variety of factors including individual performance, the competitiveness of the officer’s salary, the Company’s financial condition, and other variable components of compensation.

      The Compensation Committee recommends to the Board of Directors the base salary for the CEO. The CEO establishes the annual base salary for other Company officers subject to review and approval by the Compensation Committee.

     Annual Bonus

      Incentive compensation is intended to attract, motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. Annual bonuses are determined based on performance achievements in designated key areas of performance emphasis. Award opportunities are configured to be competitive with the median of similarly sized diversified manufacturing companies when targets specified in the Company’s business plan are achieved, with the opportunity to be competitive in the top quartile when outstanding performance is achieved, and below market median when performance is below expectations.

      In 2003, the named executive officers (including the CEO, but excluding Mr. Pomeroy), participated in the Senior Executive Annual Performance Plan. Mr. Pomeroy participated in the Company’s Management Annual Performance Plan which is identical to the Senior Executive Annual Performance Plan except as to the identity of the participants. An individual’s annual cash bonus target under the Senior Executive Annual Performance Plan is expressed as a percentage of his or her salary, with the percentages of salary increasing with the level of the job. Incentive payments can range from 50% to 200% of target, based on the level of performance against specified financial objectives. The Senior Executive Annual Performance Plan requires that any award be based upon an objective formula established at the beginning of the year.

      For 2003, the performance factors and weightings under this plan were as follows:

Measures	Weightings

Company Free Cash Flow	50%
Net Income	30%
Net Cash Outflow for Asbestos and Trailing Liabilities	20%

     Long-Term Incentive Compensation

      The Compensation Committee used the same market data in determining target long-term incentive compensation awards as was used in setting base salary levels and target award bonus opportunities. For 2003, the Compensation Committee determined that two-thirds of the long-term opportunity would be through long-term incentive program awards and the remaining one-third would be through stock options.

     Long-Term Incentive Plan

      The CEO and the other named executive officers participate in the Long-Term Incentive Plan (the “LTIP”). The Compensation Committee considers the recommendation of the CEO in determining the level of awards of long-term incentive compensation, along with its own evaluation of the participants and their performance. In 2003, the Compensation Committee granted LTIP award opportunities to 12 executives, including the CEO and the other named executive officers.

      The Compensation Committee may make an award in any year, based on overlapping three-year performance goals. In 2003, the performance cycle was a “transition cycle” that used a two-year “mini-cycle” (2003-2004) as well as a regular three-year cycle (2003-2005) to avoid a three-year gap in opportunity for LTIP payments.

      Guidelines establish a total target award opportunity with the initial aggregate market value based upon the individual’s position level within the Company. The determination of whether to make an award is dependent upon the individual’s past performance and expectations of future performance.

      At the beginning of each multi-year cycle, the Compensation Committee establishes the performance goals. Goals are established in view of the Company’s business environment, competitive position, and such other considerations that may have a material effect on performance outcomes and the associated level of performance difficulty.

      For the 2003-2004 and 2003-2005 awards, the performance factors and weightings for the CEO and the other named executive officers were as follows:

Measures	Weightings

Company Free Cash Flow	50%
Company Return on Equity	30%
Net Cash Outflow for Asbestos and Trailing Liabilities	20%

      Grants are denominated in cash for each participant. Participants will be entitled to a payout at the end of each plan cycle only if the threshold performance standard is met. The payout to be received will range from 0% to 200% of the cash award.

     Stock Options

      The Compensation Committee also administers the Amended and Restated 2002 Equity Compensation Plan. This plan provides that stock options may not be granted at less than 100% of fair market value and that stock options may not be repriced. While stock options have been granted in 2002 and 2003, the Compensation Committee moved to performance share awards in 2004 and away from stock options, in light of changes in accounting rules, availability of shares, and its desire to tie awards to performance metrics. The Compensation Committee has established target grant guidelines for the CEO and the other named executive officers based upon their ability to influence Company results significantly.

Stock Ownership Guidelines

      The Compensation Committee has accepted a management recommendation establishing stock ownership guidelines to be achieved within five years by the CEO and the other named executive officers at a multiple of their base salary. The multiple varies from 1.5 to 3 times salary, with the multiple increasing with one’s level of responsibility within the Company.

Tax Deductibility of Compensation

      Compensation decisions for the CEO and the other named executive officers are made with full consideration of Internal Revenue Code Section 162(m) implications. Section 162(m) limits the deductibility of compensation paid to the CEO and the other named executive officers in excess of $1.0 million, but excludes “performance-based compensation” from this limit. Amounts awarded under the Senior Executive Annual Performance Plan and the LTIP are intended to constitute “performance-based compensation” under Section 162(m). Likewise, compensation realized by the CEO and the other named executive officers through the exercise of stock options should be fully deductible to the Corporation as “performance-based compensation” under Section 162(m).

Chief Executive Officer

      In approving Mr. Schaub’s base salary for 2003, the Compensation Committee reviewed salary data from other similarly diversified manufacturing companies, and concluded that Mr. Schaub’s salary was in line with the base salaries of other chief executive officers.

      Mr. Schaub’s target annual incentive award and financial objectives under the Senior Executive Annual Performance Plan were established based on the criteria discussed above. For 2003, the Company increased its return on equity and produced exceptional operating cash flow as its income improved and cash outflow for asbestos and trailing liabilities declined. As a result of this performance, Mr. Schaub received $879,827 under the Senior Executive Annual Performance Plan.

      In 2003, Mr. Schaub received options to purchase 170,000 shares of the Company’s Common Stock. Mr. Schaub was also granted cash target award opportunities of $433,000 under the 2003-2004 and $650,000 under the 2003-2005 LTIP cycles. The performance guidelines for awards to the CEO are the same as the performance targets for the other named executive officers. The Compensation Committee and the Board of Directors used the same factors to make these awards as it did in determining the other elements of Mr. Schaub’s compensation.

Compensation and Human Resources Committee

J.P. Bolduc, Chairman
Peter C. Browning
William R. Holland

EXECUTIVE COMPENSATION

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary(1)	Bonus(2)	Compensation(3)	Awards	Options/SARS	Payouts	Compensation(4)(5)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Ernest F. Schaub	2003	596,635	879,827	64,557	-0-	170,000	-0-	61,207
President and Chief	2002	401,539	423,487	50,281	-0-	242,400	-0-	24,092
Executive Officer

William Dries	2003	308,654	333,781	—	-0-	42,500	-0-	28,241
Senior Vice President and	2002	173,077	162,030	—	-0-	60,600	-0-	2,585
Chief Financial Officer

Richard L. Magee	2003	277,981	273,283	—	-0-	37,000	-0-	24,486
Senior Vice President,	2002	152,886	130,115	—	-0-	53,000	-0-	9,173
General Counsel and
Secretary

Richard C. Driscoll	2003	269,327	264,775	—	-0-	37,000	-0-	23,967
Senior Vice President,	2002	152,886	130,115	—	-0-	53,000	-0-	9,173
Human Resources and
Administration

Donald G. Pomeroy II	2003	149,000	102,537	—	-0-	7,500	-0-	11,827
Vice President and	2002	80,769	97,957	—	-0-	10,600	-0-	4,846
Controller

Former Executive Officer

Michael J. Leslie	2003	235,577	219,209	—	-0-	58,300	-0-	525,508
Senior Vice President and	2002	227,308	206,220	—	-0-	83,300	-0-	13,638
Chief Operating Officer

(1)	For year 2002, the amount shown includes amounts received from the Company for the seven month period from June 1, 2002, the first day after the Company was spun-off from Goodrich Corporation.

(2)	For year 2003, bonuses were awarded in February 2004 for performance in 2003. For year 2002, bonuses were awarded in February 2003 for performance in 2002. For Mr. Pomeroy, includes payments in 2002 by the Company on two stock plans of Goodrich Corporation that were terminated at the time of the spin-off of the Company. In 2003, Mr. Pomeroy also received a retention bonus. For Mr. Leslie, the amount shown is his pro rata bonus through July 8, 2003, the date of his termination of employment.

(3)	For Mr. Schaub, includes payments by the Company for an automobile allowance and related tax gross-up of $30,000 and for personal financial counseling services of $29,066 in 2003, and payments by the Company for an automobile allowance and related tax gross-up of $27,735 and personal use of Company provided aircraft of $13,247 in 2002. For the other named executive officers, no disclosure is required because the aggregate dollar value of their other annual compensation did not exceed $50,000 or 10% of the total of their annual salary and bonus.

(4)	Consists of matching contributions by the Company under certain qualified and non-qualified defined contribution plans.

(5)	For Mr. Leslie, the amount shown includes a total of $500,616 in connection with his termination of employment consisting of $308,116 as severance paid in 2003, $175,000 as severance to be paid in 2004, and $17,500 as unused vacation pay.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options Granted	Employees in	Base Price	Expiration
Name	(# of Shares)(1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Ernest F. Schaub	170,000	23	4.10	02/11/2010	283,781	661,344
William Dries	42,500	6	4.10	02/11/2010	70,945	165,336
Richard L. Magee	37,000	5	4.10	02/11/2010	61,764	143,939
Richard C. Driscoll	37,000	5	4.10	02/11/2010	61,764	143,939
Donald G. Pomeroy II	7,500	1	4.10	02/11/2010	12,514	29,161

Former Executive Officer

Michael J. Leslie	58,300	8	4.10	02/11/2010	97,320	226,802

(1)	The options were granted under the Amended and Restated 2002 Equity Compensation Plan and have an expiration date of February 11, 2010. The weighted average exercise price of all options granted to optionees in 2003 was $4.10. The options (i) have an exercise price equal to the fair market value of the Common Stock determined as of the grant date; (ii) vest 35% on February 11, 2004; 35% on February 11, 2005, and 30% on February 11, 2006; and (iii) continue to be exercisable after termination of employment in certain circumstances.

(2)	The dollar amounts shown under the potential realizable value column were calculated assuming annual compound rates of appreciation over the seven-year life of the options in accordance with SEC proxy regulations and are not intended to forecast possible future appreciation of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options at
	Shares Acquired	Value Realized	Year-End(#)	Fiscal Year-End($)
Name	On Exercise(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ernest F. Schaub	-0-	-0-	84,840/327,560	744,046/3,112,400
William Dries	-0-	-0-	21,210/81,890	186,010/778,100
Richard L. Magee	-0-	-0-	18,550/71,450	162,683/678,786
Richard C. Driscoll	-0-	-0-	18,550/71,450	162,683/678,786
Donald G. Pomeroy II	-0-	-0-	3,710/14,390	32,536/174,739

Former Executive Officer

Michael J. Leslie	29,155	148,058	0/112,445	0/1,068,345

Long Term Incentive Plan Awards in 2003

		Performance	Estimated Future Payouts Under
	Number of	or Other	Non-Stock Price-Based Plans(1)
	Shares, Units	Period Until
	Or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	($)	($)	($)

Ernest F. Schaub	-0-	2003-2004	86,660	433,300	866,600
	-0-	2003-2005	130,000	650,000	1,300,000

William Dries	-0-	2003-2004	35,520	177,600	355,200
	-0-	2003-2005	53,333	266,666	533,332

Richard L. Magee	-0-	2003-2004	31,800	155,400	310,800
	-0-	2003-2005	46,666	233,332	466,664

Richard C. Driscoll	-0-	2003-2004	31,800	155,400	310,800
	-0-	2003-2005	46,666	233,332	466,664

Donald G. Pomeroy II	-0-	2003-2004	6,160	30,800	61,600
	-0-	2003-2005	9,333	46,666	93,332

Former Executive Officer

Michael J. Leslie(2)	-0-	2003-2004	48,760	243,800	487,600
	-0-	2003-2005	73,200	366,000	732,000

(1)	Awards granted for the 2003-2004 and 2003-2005 performance cycles. The actual awards range from 0% to 200% of target depending on achievement of pre-established objective performance goals during the applicable two or three-year performance period. Performance at 80% of performance goals will result in a payout of 20% of the target awards; performance at 130% of performance goals will result in a payout of 200% of the target awards. For the awards indicated, 100% of performance will be based as follows: 50% on free cash flow; 30% on return on equity; and 20% on net cash outflow for asbestos and trailing liabilities.

(2)	Awards forfeited by Mr. Leslie upon his termination of employment.

NEW PLAN BENEFITS

      The following table provides information about awards under the Senior Executive Annual Performance Plan and the Long-Term Incentive Plan. For more information about these plans, see “Proposal 2 — Approval of Senior Executive Annual Performance Plan” and “Proposal 3 — Approval of Long-Term Incentive Plan.”

	Senior Executive Annual		Long-Term Incentive
	Performance Plan (1)		Plan (2)

	Dollar	Number of	Dollar	Number of
Name and Principal Position	Value ($)	Units	Value ($)	Units (3)

Ernest F. Schaub	450,000	-0-	600,000	32,400
William Dries	170,500	-0-	200,000	10,800
Richard L.. Magee	140,000	-0-	175,000	9,500
Richard C. Driscoll	135,000	-0-	175,000	9,500
Donald G. Pomeroy II(4)	-0-	-0-	35,000	2,000
All current executive officers as a group	895,500	-0-	1,220,000	66,200
All current directors who are not executive officers, as a group	-0-	-0-	-0-	-0-
All employees, including current officers who are not executive officers, as a group	895,500	-0-	1,735,000	94,400

(1)	Amounts shown are target awards for meeting 100% of pre-established performance goals for the performance period of January 1, 2004 to December 31, 2004, and will be adjusted up or down based on the Company’s actual performance. See the text below under “Proposal 2 — Approval of Senior Executive Annual Performance Plan” for more information regarding the annual performance period and award adjustment.

(2)	Amounts shown are target awards for meeting 100% of pre-established performance goals over the performance period of January 1, 2004 to December 31, 2006, and will be adjusted up or down based on the Company’s actual performance. See the text below under “Proposal 3 — Approval of Long-Term Incentive Plan” and the table above, “Long-Term Incentive Plan Awards in 2003” for more information regarding the long-term performance period and award adjustment.

(3)	Units shown are Performance Shares that correspond to shares of the Company’s Common Stock, the value of which is in addition to the cash award granted under the Long-Term Incentive Plan. On the grant date, the value of a share of Common Stock was $18.55. If earned, the Performance Shares vest on February 9, 2007.

(4)	Mr. Pomeroy participates in the Company’s Management Annual Performance Plan which is identical to the Senior Executive Annual Performance Plan except as to the identity of the participants.

Retirement Plans

      The Company has in effect the Retirement Program for EnPro Industries, Inc. and Affiliated Companies (the “Pension Plan”), a tax-qualified defined benefit pension plan for salaried employees that provides a pension benefit payable at retirement to each eligible employee. The Pension Plan makes available a pension that is paid from funds provided through contributions by the Company. The Pension Plan is not available to non-employee directors.

      The Company also maintains the EnPro Industries, Inc. Defined Benefit Restoration Plan (the “Restoration Plan”). Benefits otherwise payable from time to time under the Pension Plan may be limited for certain participants or their beneficiaries as a result of limitations of Sections 401(a)(17) and 415(b) of the Internal Revenue Code. In addition, certain participants in the Pension Plan have deferred portions of their compensation pursuant to non-qualified deferred compensation plans sponsored by the Company. Such deferred compensation is not taken into account for purposes of determining the amount of benefits under the Pension Plan. The Restoration Plan provides the participants and their beneficiaries with the benefits that would have been provided under the Pension Plan but for the limitations described above and taking into account any deferred compensation that would have been included in compensation for purposes of determining benefits under the Pension Plan had it not been deferred.

      The following table shows the estimated combined annual pension benefits payable at normal retirement to a participant under the Company’s Pension Plan and Restoration Plan:

	Years of Credited Service

Average Final Compensation	5	10	15	20	30	40

$ 200,000	15,350	30,700	46,050	61,400	92,100	118,450
$ 250,000	19,600	39,200	58,800	78,400	117,600	150,950
$ 300,000	23,850	47,700	71,550	95,400	143,100	183,450
$ 400,000	32,350	64,700	97,050	129,400	194,100	248,450
$ 500,000	40,850	81,700	122,550	163,400	245,100	313,450
$ 750,000	62,100	124,200	186,300	248,400	372,600	475,950
$1,000,000	83,350	166,700	250,050	333,400	500,100	638,450
$1,250,000	104,600	209,200	313,800	418,400	627,600	800,950
$1,500,000	125,850	251,700	377,550	503,400	755,100	963,450

      The amount of a participant’s pension depends on a number of factors, including average final compensation and years of credited service to the Company. A participant’s “average final compensation” means the average of the 60 highest consecutive months of salary and bonus out of the last 120 months of employment. “Salary” and “bonus” for this purpose are the same as the salary and bonuses disclosed in the Summary Compensation Table. The table describes benefits payable in the form of a single life annuity beginning at normal retirement age, which is the later of age 65 or the fifth anniversary of participation in the plans. A participant who retires before normal retirement age may be entitled to reduced benefits under the plans depending on the participant’s age and years of service.

      As of December 31, 2003, the named executive officers had the following amounts of average final compensation and years of credited service: Mr. Schaub, $853,800 and 1.58 years; Mr. Dries, $385,350 and 2 years; Mr. Driscoll, $348,800 and 1.58 years; Mr. Magee, $336,550 and 2 years; and Mr. Pomeroy, $135,500 and 8.67 years. The years of service for Messrs. Dries, Magee and Pomeroy include periods of participation in the Pension Plan prior to the spin-off from Goodrich. Messrs. Schaub and Driscoll began participation in the Pension Plan at the time of the spin-off.

      The table above does not include amounts payable to the named executive officers under a non-qualified Supplemental Executive Retirement Plan (the “SERP”). Under the SERP, the executive earns an additional benefit equal to the combined benefit under the Company’s Pension Plan and Restoration Plan for the first 15 years of service. The SERP takes into account service only for periods beginning on or after June 1, 2002 for this purpose. As of December 31, 2003, the estimated annual benefits payable under the SERP as a single life annuity commencing at normal retirement for the named executive officers were as follows: Mr. Schaub, $22,328; Mr. Dries, $10,118; Mr. Driscoll, $8,786; and Mr. Magee, $8,710. Mr. Pomeroy does not participate in the SERP.

Death Benefits Agreements

      The named executive officers (with the exception of Mr. Pomeroy) are eligible for certain pre-retirement death benefits under the Restoration Plan and the SERP. These death benefits are provided through certain death benefit agreements with the Company that the Company has financed with life insurance policies. Under the agreements, an executive’s beneficiary will receive certain death benefits if the executive dies while employed by the Company. These death benefits are in lieu of any death benefits otherwise payable by reason of the executive’s participation in the Restoration Plan and the SERP. The death benefits will be paid to the beneficiary in the form of a lump sum cash payment within sixty days following the executive’s death. As of December 31, 2003, the pre-retirement death benefits payable under these agreements for the named executive officers were as follows: Mr. Schaub, $5,100,000; Mr. Dries, $4,000,000; Mr. Driscoll, $1,400,000; and Mr. Magee, $4,000,000.

Management Continuity Agreements

      We have entered into management continuity agreements (the “Continuity Agreements”) with certain employees, including all of the executive officers named in the Summary Compensation Table. Presently there are six Continuity Agreements in effect.

      The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Continuity Agreements are not ordinary employment agreements and do not provide any assurance of continued employment unless there is a “change in control.” They provide for a period of employment commencing upon a change in control that generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors,

•	a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•	the Company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of the Company, in substantially the same proportions as their holdings of Company securities prior to the sale).

      The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases.

      If we or our successor terminate the individual’s employment for reasons other than “cause” or the individual voluntarily terminates his or her employment for a “good reason” (in each case as defined in the Continuity Agreements), the individual would be entitled to:

•	a lump sum cash payment equal to one-twelfth of the individual’s annualized base salary in effect immediately prior to termination, multiplied by the number of months in such individual’s Payment Period. As used in the Continuity Agreements, “Payment Period” means the following number of months for each of the named executive officers: Mr. Schaub, 36 months; Mr. Dries, 36 months; Mr. Driscoll, 30 months; Mr. Magee, 36 months; and Mr. Pomeroy, 18 months;

•	a lump sum cash payment equal to the individual’s pro rata “target incentive amount” under our Senior Annual Performance Plan for the year of termination;

•	a lump sum cash payment equal to the pro rata portion of the “calculated market value” of any phantom performance shares awarded to the individual under the LTIP for each incomplete performance period;

•	a lump sum cash payment equal to one twelfth of the greatest of (i) the individual’s most recent annual bonus, (ii) the individual’s target incentive amount under our Senior Executive Annual Performance Plan for the year of termination or (iii) the individual’s target incentive amount under our Senior Executive Annual Performance Plan for the year in which the change in control occurs, multiplied by a factor equal to the number of months in the individual’s Payment Period;

•	a lump sum cash payment equal to the value of foregone LTIP awards for the Payment Period;

•	continuation of all health and welfare benefit plans and programs and all fringe benefit programs, perquisites and similar arrangements during the Payment Period; and

•	in addition to the benefits to which the individual is entitled under the retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated additional years of continuous service under such plans equal in length to the Payment Period.

      The Continuity Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

      Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Common Stock as compared to similar returns for the Russell 2000® Stock Index and a group of the Company’s peers consisting of Flowserve Corporation, Robbins & Myers, Inc., Gardner Denver, Inc., Circor International, Inc., IDEX Corporation and The Gormann-Rupp Company. These manufacturing companies were chosen because they are all similarly situated to the Company in terms of size and markets served. Each of the returns is calculated assuming the investment of $100 in each of the securities on May 24, 2002 (the date on which the Common Stock began trading) and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values beginning on May 24, 2002 through December 31, 2003. Past performance is not necessarily indicative of future performance.

	5/24/02	12/31/02	6/30/03	12/31/03

ENPRO INDUSTRIES, INC.	100.00	47.34	126.51	165.09
PEER GROUP INDEX	100.00	67.76	77.73	88.16
RUSSELL 2000 INDEX	100.00	78.59	91.98	114.25

GOVERNANCE OF THE COMPANY

      Both the Board of Directors and management at the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Members of the Board are kept informed of our business through discussions with the Chairman and the officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board held four meetings in 2003. All directors attended at least 75% of the aggregate total number of Board meetings held in 2003 and the Board committees on which they serve. At least once per quarter, the non-management directors meet in executive session without members of management present. These sessions are presided over by the Chairman, William R. Holland. All of the directors except James H. Hance, Jr. attended the Company’s 2003 annual meeting of shareholders.

Board Committees

      The Board of Directors has four committees: an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee.

      Executive Committee. The members of the Executive Committee as of the date of this proxy statement are Ernest F. Schaub (Chairman), J. P. Bolduc, James H. Hance, Jr., and William R. Holland. This committee did not meet during 2003. The primary function of this committee is to exercise any of the powers of the Board as and when directed by the Board or when the Board is not in session, except those powers which, under the North Carolina Business Corporations Act, a committee of directors has no authority to exercise.

      Audit and Risk Management Committee. The members of the Audit and Risk Management Committee (the “Audit Committee”) as of the date of this proxy statement are James H. Hance, Jr. (Chairman), Joe T. Ford and Gordon D. Harnett. This committee, which consists entirely of independent directors, held four meetings in 2003. This committee is appointed by the Board to assist in monitoring the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; the Company’s management of its insurance, pension, asbestos, environmental, litigation and other significant risk areas; and the qualifications, independence and performance of the Company’s internal and external auditors.

      Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee (the “Compensation Committee”) as of the date of this proxy statement are J. P. Bolduc (Chairman), Peter C. Browning and William R. Holland. This committee, which consists entirely of independent directors, held three meetings in 2003. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities for exercising oversight concerning the appropriateness and cost of the Company’s compensation and benefit programs, particularly for executives of the Company.

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) as of the date of this proxy statement are William R. Holland (Chairman), J.P. Bolduc, Peter C. Browning, Joe T. Ford, James H. Hance, Jr. and Gordon D. Harnett. This committee, which consists entirely of independent directors, held four meetings in 2003. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities to exercise sound corporate governance in the operation of the Company by identifying and nominating individuals who are qualified to become members of the Board, assessing the effectiveness of the Board and its committees, and recommending Board committee assignments.

      The Board has approved written charters for each of the committees described above. The Audit Committee’s charter was amended in February 2004 to clarify that (a) the Audit Committee will have sole authority to approve all audit and non-audit services (including tax compliance, planning and advisory services) to be performed by the independent auditor, and (b) the Audit Committee has adopted detailed pre-approval policies and procedures to govern the fees and retentions of the independent auditor. A copy of the amended Audit Committee charter, which has been highlighted to indicate the amendments, is attached to this proxy statement as Appendix A. See “Independent Auditor” for a description of the Audit Committee’s pre-approval policy.

Governance Activities

      The Board of Directors has undertaken substantial efforts to ensure the highest standards for corporate governance in its operation and processes. The Board has adopted Corporate Governance Guidelines that take into account recent rules promulgated by the New York Stock Exchange (“NYSE”) and the SEC. Among other things, these guidelines specify that:

•	normally only the Chief Executive Officer should be an employee director;

•	a substantial majority of the members of the Board should be independent directors;

•	regularly scheduled executive sessions of the Board are held without management present;

•	Board members are expected to attend the Company’s annual meeting of shareholders; and

•	the performance and contributions of the Board and its committees should be assessed annually.

      The Board has also adopted a Code of Business Conduct covering, among other things, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws (including insider trading laws), accuracy and reliability of the Company’s books and records, and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. All members of the Board and all officers of the Company have read and certified their compliance with the Code without exception.

      The Board has established other policies and procedures relating to corporate governance matters that are described elsewhere in this proxy statement, including its determination of the independence of each of the Company’s directors, its determination as to which of the Audit Committee members qualifies as an “Audit Committee Financial Expert,” the basis on which the Nominating Committee will consider director candidates, the process by which the Nominating Committee identifies and evaluates nominees for director, and the process by which shareholders may communicate directly with the Board.

      The Board and management believe that the foregoing measures place the Company in compliance with current NYSE listing standards, as well as with provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC. Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are available on the Company’s website at www.enproindustries.com.

Determinations with Respect to Independence of Directors

      The Board of Directors made a determination as to the independence of each of its members at its February 2004 meeting. The Board made these determinations based upon, among other things, the NYSE listing standards and the categorical standards of independence set forth in the Company’s Corporate Governance Guidelines. As set forth in those guidelines, a director will be independent only if the director has no material relationship with the Company (either as a director or as a partner, shareholder or officer of an organization that has a relationship with the Company). For purposes of such determination, a director will not fail to be deemed “independent” solely as a result of a relationship between the Company or its subsidiaries, on the one hand, and an organization with which the director is affiliated by reason of being a director, partner, shareholder or officer thereof, on the other, provided that (i) the relationship is in the ordinary course of business of the Company and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons, and (ii) with respect to a relationship involving extensions of credit to the Company or its subsidiaries, the extensions of credit have been made in compliance with all applicable laws and no event of default has occurred with respect thereto.

      In addition, under the Company’s Corporate Governance Guidelines, the Board cannot conclude that a director is independent if he or she falls into one of the following categories:

•	the director is or within the last three years has been employed by the Company;

•	the director is, or within the past three years has been affiliated with or employed by a present or former auditor of the Company (or an affiliate of the auditor);

•	the director is, or within the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs such director;

•	the director has immediate family members in any of the foregoing three categories; or

•	the director is employed by (or affiliated with) a significant supplier or customer of the Company. Sales to or purchases from such supplier or customer will be “significant” if they represent more than 2% of the sales to or purchases from the customer or supplier or 2% of the Company’s revenues.

      To assist in the Board’s determinations, each director completed a questionnaire designed to identify any relationships that could affect the director’s independence. On the basis of the questionnaires and the standards described above, the Board determined that each of J. P. Bolduc, Peter C. Browning, Joe T. Ford, Gordon D. Harnett, James H. Hance, Jr. and William R. Holland are independent. The Board determined that each of these individuals is independent because each satisfies the categorical standards for independence set forth in the Corporate Governance Guidelines, and because no relationship was identified that would automatically bar any of them from being characterized as independent under NYSE requirements. Mr. Schaub’s role as Chief Executive Officer automatically disqualifies him as being an independent director.

      The Board made a further determination that each of the Audit Committee, the Compensation Committee and the Nominating Committee is composed entirely of independent directors under the applicable NYSE listing standards.

Determination with Respect to “Audit Committee Financial Expert‘

      The Board of Directors has determined that Mr. Hance is an “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K. At the Board meeting held in February 2004, the Board determined that Mr. Hance, through his education and experience as a public accountant, his experience as a CPA, and his experience as the principal financial officer of Bank of America Corporation, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

      The Board believes that Messrs. Ford and Harnett each also have all of the above attributes and could be designated as an “Audit Committee Financial Expert.”

Director Candidate Qualifications

      When considering candidates for director, the Nominating Committee takes into account a number of factors including whether the candidate is independent from management, whether the candidate has relevant business experience, the size and composition of the existing Board, and whether the candidate has existing commitments to other businesses. In addition, all candidates must meet the requirements set forth in the Company’s Corporate Governance Guidelines, which include the following:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of the Company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment.

•	Candidates must be between 18 and 70 years of age.

      The Nominating Committee will consider director candidates recommended by shareholders. Shareholders wishing to suggest a candidate for director should send a written statement to the Company’s Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, 28209 in accordance with the procedures set forth in the Company’s bylaws. See “Shareholder Proposals” for a description of the requirements to be followed in submitting a candidate and the content of the statement.

Nomination Process

      Before nominating a sitting director for re-election at the annual meeting, the Nominating Committee considers whether the director’s re-election would be consistent with the criteria for board membership set forth in the Company’s Corporate Governance Guidelines and applicable rules and requirements of the SEC and NYSE. This process includes a review by the Nominating Committee of director questionnaires that are completed by each director on an annual basis.

      When seeking candidates for director, the Nominating Committee may solicit suggestions from incumbent directors, management or others. The Nominating Committee may also engage the services of a third party to identify and evaluate candidates. After conducting an initial evaluation of a candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee concludes that a candidate would be a valuable addition to the Board and that the candidate meets all of the requirements for Board membership, it will recommend to the full Board that candidate’s nomination for election.

Shareholder Communications with the Board

      Shareholders can send communications to the Board anonymously and confidentially by means of the EnTegrity Assistance Line. Instructions for using the EnTegrity Assistance Line are set forth on the Company’s website at www.enproindustries.com. The Company’s Director of Internal Audit, who reports directly to the Audit Committee, sends a summary of all reports of alleged misconduct (financial or otherwise) and all other concerns communicated through the EnTegrity Assistance Line directly to the Audit Committee, and periodically updates the Audit Committee regarding the investigation and resolution of all incident reports.

      Shareholders may also send written correspondence to the Board c/o the Company’s Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, 28209. Depending on the subject matter, management will forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Communications not forwarded to the Board are available for review by any director.

      In addition, security holders who attend the Company’s annual meeting will have an opportunity to communicate directly with the Board of Directors.

Compensation of Directors

      During 2003, each of our non-employee directors received an annual retainer fee of $58,000 per year for serving as a director. Of this annual retainer fee, $20,000 was paid in phantom shares pursuant to the Company’s Outside Directors’ Phantom Share Plan and the remaining $38,000 was paid in cash in quarterly installments. The directors also received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Each non-employee director who served as a committee chairman received an additional $4,000 annually. William R. Holland received an additional monthly fee of $15,000 as compensation for his services as non-executive chairman of the Company.

      Under the Outside Directors’ Phantom Share Plan, each non-employee director receives an annual grant of phantom shares equal in value to $20,000 as part of his or her annual retainer fee. The phantom shares are granted each year at the first meeting of the Board of Directors, or, if earlier, the date on which stock options are granted to the Company’s management. In 2003, each non-employee director received a grant of 4,878 phantom shares, based on the value of the Common Stock on February 11, 2003, which was $4.10 per share. Each non-employee director receives annual grants from the year following his or her election to the Board through the tenth year of service as a director. Upon termination of service, the Company will pay to the director, in cash, the fair market value of all phantom shares credited to the director, subject to applicable withholding taxes, in 12 monthly installments.

      Non-employee directors may also participate in the Company’s Deferred Compensation Plan for Non-Employee Directors. Under this plan, a non-employee director may elect to defer receipt of all or part of the cash portion of the annual retainer fee and meeting fees. The deferred fees are credited with an investment return based on the director’s selection from the same menu of investment options available under the Company’s management non-qualified deferred compensation plan. (Prior to July 1, 2003, deferred amounts received an investment return substantially equal to the ask yield of the most recent auction of 10-year Treasury bonds.) Deferred compensation is payable upon retirement from the Board, either in a single cash payment, annual installments over five years or annual installments over ten years. As of December 31, 2003, Mr. Harnett and Mr. Browning had deferred compensation of $75,000 and $74,000, respectively, under the plan.

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the quality and integrity of the Company’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing the Company’s financial statements and the independent accountants are responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by the Company’s Board of Directors.

      The Audit Committee has met and held discussions with management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent accountants for 2003, regarding the Company’s audited 2003 consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young.

      The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from Ernst &

Young relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young that firm’s independence from the Company.

      The Audit Committee has also discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance upon the Audit Committee’s discussions with management and Ernst & Young and the Audit Committee’s review of the representation of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

Audit and Risk Management Committee

James H. Hance, Jr., Chairman
Joe T. Ford
Gordon D. Harnett

February 10, 2004

INDEPENDENT AUDITORS

      Ernst & Young LLP served as our independent auditors for the fiscal year ended December 31, 2003. We understand that representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

      On November 12, 2003, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PWC”) as the Company’s new independent auditors for periods beginning on and after January 1, 2004.

      In connection with the audits of the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002, there were no disagreements between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make a reference to the subject matter of the disagreement in connection with its reports. During the years ended December 31, 2003 and 2002, and during the subsequent interim period through the date hereof, there have been no reportable events, as defined in Item 304(a)(l)(v) of Regulation S-K. During those same periods, we did not consult with PWC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      As required by SEC regulations that became effective in May 2003, we have put into place a policy that outlines procedures intended to ensure that our Audit Committee pre-approves all audit and non-audit services provided to the Company by our independent auditors. The policy provides for pre-approval of a budget that sets forth the fees for all audit services to be performed during the upcoming fiscal year. The policy also mandates pre-approval of amounts for separate non-audit and tax compliance, planning and advisory services, as well as proposed services exceeding pre-approved cost levels. On an annual basis, the Audit Committee will review and pre-approve a dollar amount for each category of services that may be provided by our independent auditor without requiring further approval from the Audit Committee. A copy of the policy is available on the Company’s website at www.enproindustries.com.

      The Audit Committee will consider whether the services to be performed are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

Ernst & Young Fees

      The following table sets forth the aggregate fees that Ernst & Young billed to us for fiscal years 2003 and 2002:

	2003	2002

Audit Fees(1)	$1,306,200	$683,000
Audit Related Fees(2)	94,900	141,800
Tax Fees(3)	299,700	128,000
All Other Fees	0	0

TOTAL FEES	$1,700,800	$952,800

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultation.

(2)	Audit related fees consisted principally of services with respect to the audits of benefit plans and other attestation services.

(3)	Tax fees consisted of fees for services related to tax compliance and reporting and tax consulting.

      All audit, audit-related, and tax services performed by Ernst & Young during 2003 were approved in accordance with our pre-approval policy in effect at that time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. All required reports for the 2003 fiscal year were timely filed.

PROPOSAL 2 — APPROVAL OF THE SENIOR EXECUTIVE

ANNUAL PERFORMANCE PLAN

      The Board is submitting a proposal for approval by the shareholders of our Senior Executive Annual Performance Plan (the “Annual Performance Plan”). The Board believes that the Annual Performance Plan is an important factor in rewarding senior executives for high levels of personal performance above the ordinary standards compensated by base salary, and for their contributions to strong company performance. The plan, together with base compensation, is designed to provide above average total cash compensation when the Company achieves relevant performance objectives and below average total cash compensation when it does not.

      We established the Annual Performance Plan upon our spin-off from Goodrich Corporation in 2002.

      The following summary of the Annual Performance Plan is qualified in its entirety by reference to the text of the plan, which is attached to this proxy statement as Appendix B.

Plan Administration

      The Annual Performance Plan is administered by the Compensation Committee or, if at any time that committee includes members who are not “outside directors” within the meaning of Section 162(m) of the

Internal Revenue Code, a subcommittee of only “outside directors.” Currently, three independent directors comprise the Compensation Committee, and all of them are “outside directors” who are not participants in the plan.

      The Compensation Committee may adopt rules and regulations for administering the Annual Performance Plan. The Compensation Committee also has the authority to interpret the plan and to decide factual issues that arise under it. All interpretations, decisions and other action by the Compensation Committee under the Annual Performance Plan will be conclusive and binding.

Participants

      Only senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) of the Internal Revenue Code are eligible to participate in the Annual Performance Plan. The Compensation Committee selects the participants for each fiscal year within 90 days after the beginning of the year. For 2004, four executives will participate in the plan.

Incentive Categories; Maximum and Threshold Awards

      When a participant is selected for participation in the Annual Performance Plan for a fiscal year, the Compensation Committee assigns that participant to an incentive category based on his or her organizational level and potential impact on important company or division results. The incentive category into which a participant is placed determines the target award, expressed as a percentage of his or her base salary, that the participant will receive if the Company meets the target performance levels set by the Compensation Committee for that year.

      At the same time as it designates the participant’s target award for the year, the Compensation Committee assigns maximum and threshold award levels for each performance measure. The threshold award level represents the minimum award that the participant may receive based on performance that, while below target performance levels, still meets a threshold performance level. If the Company’s performance falls at or below the threshold performance level for a particular performance measure, the participant will earn no payment under the plan for that measure. The maximum award level represents the maximum award that may be paid to the participant under the Annual Performance Plan for a particular performance measure for that year. Each participant’s maximum award level is 200% of his or her total target award. Under no circumstances will any participant be paid an award for any year exceeding $2,500,000.

Performance Goals

      Within 90 days after the beginning of each fiscal year, the Compensation Committee designates the following:

•	The incentive category and percentage of base salary for each participant that will determine his or her target award;

•	The performance measures and calculation methods to be used for the year;

•	A schedule for each performance measure relating achievement levels for the performance measure to award levels — i.e., threshold, target and maximum — as a percentage of the participants’ target awards; and

•	The relative weightings of the performance measures for that year.

Award Calculation and Payment

      Soon after the end of each year, the Compensation Committee certifies the Company’s performance with respect to each performance measure used for that year. Following certification, individual awards under the Annual Performance Plan are calculated and paid to each participant still employed with the Company on the last day of the year (subject to the special provisions below for employees who terminate employment due to death, disability or retirement). The amount of each participant’s award for each individual performance measure is calculated according to the following formula:

participant’s total gross base salary	X	participant’s incentive category base salary percentage	X	percentage of target award to be paid based on performance measure results	X	relative weighting of performance measure	=	amount of award based on performance measure results

      The amounts to be paid to the participant based on each performance measure are added together to arrive at the participant’s total award payment under the Annual Performance Plan for the year. The Compensation Committee has the authority to reduce the amount payable to a participant under this formula, but not to increase it.

      Payments under the Annual Performance Plan are made in cash, minus any amount necessary to satisfy applicable withholding taxes.

      For information about payments under the Annual Performance Plan for 2004, see “New Plan Benefits.”

Performance Measures

      Performance measures that may be used under the Annual Performance Plan include net income, pretax income, consolidated operating income, segment operating income, return on equity, operating income return on net capital employed, return on assets, cash flow (with or without regard to asbestos), working capital, share appreciation, total shareholder return relative to the manufacturing companies within the S&P 400 index, total business return (calculated utilizing earnings before interest, taxes, depreciation and amortization and cash flow) and earnings per share of common stock of the Company for the fiscal year.

Termination of Employment

      If a participant dies or becomes totally disabled under our Long-Term Disability Plan or retires (or is deemed to retire) under our Pension Plan during a fiscal year, he or she will receive a pro rata award after the end of the year, based upon the time portion of the year during which he or she was employed. The Company’s financial performance for the entire year will be used to determine the amount of the award.

      If a participant’s employment terminates prior to the end of the year for any reason (whether voluntary or involuntary) other than death, disability or retirement, the participant will not receive any award under the Annual Performance Plan for that year, unless the Compensation Committee determines otherwise.

Change in Control

      Within five days after any change in control that occurs prior to the end of a fiscal year, each participant will receive a pro rata cash payout of his or her award under the Annual Performance Plan for that year based upon the time portion of the year completed through the date of the change in control. The amount of this interim payment will be equal to the product of (a) the number of months (including fractional months) in the year that elapsed prior to the change in control, multiplied by (b) 1/12 of the participant’s target award for that year or, if greater, 1/12 of the amount most recently paid to the participant under the plan for a completed year.

      The participants will also remain entitled to a final payout upon completion of the year based on the Company’s (or any successor’s) performance results for the entire year, but that payout will be offset by the amount of the interim payment (if any). However, if the amount of the interim payout exceeds the amount of the payout upon completion of the year, no participant will be required to refund the excess to the Company, or to have it offset against any other payment due to the participant from or on behalf of the Company.

      A change in control generally is deemed to have occurred if

•	any person, entity or group becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the company’s outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors,

•	a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•	the Company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of the Company, in substantially the same proportions as their holdings of Company securities prior to the sale).

Modification and Termination of the Plan

      The Board may modify or terminate the Annual Performance Plan at any time, except that no amendment or termination can reduce the amount otherwise payable to a participant under the plan as of the date of the amendment or termination. Moreover, effectiveness of the plan after any material amendment will be subject to shareholder approval of the plan as amended.

Deductibility of Awards Under the Plan

      Section 162(m) of the Internal Revenue Code limits the income tax deductions of publicly traded companies to the extent total compensation for certain executive officers, including base salary, annual bonus, stock option exercises and non-qualified benefits, but excluding qualified “performance-based” compensation, exceeds $1 million per individual in any one year.

      Shareholder approval of the Annual Performance Plan is required for awards under the Annual Performance Plan to qualify as performance-based compensation under Section 162(m). We intend to comply with the other requirements of the performance-based compensation exclusion under Section 162(m), including requirements governing plan administration and shareholder approval of material amendments. We expect that compensation paid to executives under the Annual Performance Plan will be deductible, provided such plan is approved by the Company’s shareholders.

Vote Required

      The Annual Performance Plan will be approved if more votes are cast “for” approval than are cast “against” it at the meeting. Abstentions and broker non-votes will not be cast “for” or “against” approval of the plan and therefore will have no effect on the vote.

      The Board of Directors recommends that you vote FOR approval of our Annual Performance Plan.

PROPOSAL 3 — APPROVAL OF LONG-TERM INCENTIVE PLAN

      The Board is submitting a proposal for approval by the shareholders of our Long-Term Incentive Plan. The Board believes that the Long-Term Incentive Plan is an important factor in attracting, keeping and motivating key employees, and further believes that the type of incentive compensation offered under the plan should continue to be offered in the future.

      We established the Long-Term Incentive Plan upon our spin-off from Goodrich Corporation in 2002. No amounts have been paid under the plan to date, and the first performance period (as described below) does not end until December 31, 2004.

      The following summary of the Long-Term Incentive Plan is qualified in its entirety by reference to the text of the plan, which is attached to this proxy statement as Appendix C.

Plan Administration

      The Long-Term Incentive Plan is administered by the Compensation Committee or, if at any time that committee includes members who are not “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, a subcommittee of only “outside directors.” Currently, three independent directors comprise the Compensation Committee, and all of them are “outside directors” who are not participants in the plan.

      The Compensation Committee may adopt rules and regulations for administering the Long-Term Incentive Plan. The Compensation Committee also has the authority to interpret the plan and to decide factual issues that arise under it. All interpretations, decisions and other action by the Compensation Committee under the Long-Term Incentive Plan will be conclusive and binding.

Participants and Performance Periods

      Key employees of the company who are in a position to influence our performance, and thereby enhance shareholder value over time, are eligible to participate in the Long-Term Incentive Plan. The Compensation Committee selects the participants for each performance period within 90 days after the period begins. Selection as a participant for one performance period does not guarantee selection in any other performance period.

      Unless the Compensation Committee determines otherwise, a new performance period will begin on January 1 of each year. The Compensation Committee sets the length of each performance period, which will be at least two years. Two performance periods began January 1, 2003, each of which has twelve participants. The first will last two years (through December 31, 2004), and the second will last three years (through December 31, 2005). The Board expects future performance periods to be three years.

      An employee who first becomes eligible for participation (as a new hire, or by reason of a promotion) may not become a participant at his or her new position level until the performance period that begins on the January 1 immediately following the hire or promotion date. There will be no new performance awards or adjustments to awards for performance periods that began prior to a participant’s hire or promotion date.

Awards

      When a participant is selected for participation in the Long-Term Incentive Plan for a performance period, the Compensation Committee assigns him or her a target award for each performance measure. The participant will earn this award if the Company meets the target performance level set by the Compensation Committee for that performance measure in that performance period. The target award may be expressed as a dollar amount, a number of shares of common stock to be issued as performance shares under the Company’s current equity compensation plan, or a combination of a dollar amount and a number of performance shares.

      Any portion of the target award made in the form of performance shares is evidenced by a performance shares award agreement consistent with the provisions of the Company’s equity compensation plan.

      At the same time as it designates the participant’s target awards for the performance period, the Compensation Committee assigns maximum and threshold award levels that are expressed as a percentage of the target award. The maximum award level represents the maximum percentage of the target award that the participant may receive for a performance period based on performance above target performance levels. The threshold award level represents the minimum percentage of the target award that the participant may receive for a performance period based on performance below target performance levels. If the Company’s performance falls below a threshold performance award level for a particular performance measure, the participant will earn no payment under the Long-Term Incentive Plan for that measure.

      Under no circumstances may any participant earn a cash award for a performance period exceeding $2,500,000. In addition, any award of performance shares under the Long-Term Incentive Plan is subject to the individual award limit applicable under the Company’s equity compensation plan which provides that no person may receive awards with respect to more than 500,000 shares of Common Stock in any calendar year.

      Awards under the Long-Term Incentive Plan are not considered eligible earnings for pension plans, savings plans, profit sharing plans or any other benefit plans we sponsor.

Performance Goals

      Within 90 days after the beginning of each performance period, the Compensation Committee designates the following:

•	The performance measures and calculation methods to be used for the performance period;

•	A schedule for each performance measure relating achievement levels for the performance measure to award levels — i.e., threshold, target and maximum — as a percentage of the participants’ target awards; and

•	The relative weightings of the performance measures for that performance period.

Award Calculation and Payment

      Soon after the end of each performance period, the Compensation Committee will certify the Company’s performance with respect to each performance measure used for that performance period. Following certification, individual awards under the Long-Term Incentive Plan will be calculated and paid to each participant still employed with the Company on the last day of the performance period (subject to the special provisions below for employees who terminate employment due to death, disability or retirement). The amount of each participant’s award for each individual performance measure will be calculated according to the following formula:

participant’s target award	X	percentage of target award to be paid based on performance measure results	X	relative weighting of performance measure	=	amount of award based on performance measure results

      The incentive amounts to be paid to the participant based on each performance measure will be added together to arrive at the participant’s total award payment under the plan for the performance period. The Compensation Committee has the authority to reduce the amount payable to a participant under this formula, but not to increase it.

      Any payments to a participant under the Long-Term Incentive Plan will be made in cash (less any amount necessary to satisfy applicable withholding taxes), except that if any portion of the award is in the form of performance shares, the applicable award agreement will specify whether that portion will be settled in cash, shares of the Company’s Common Stock or a combination of cash and stock. In addition, each participant may elect to defer all or part of any award under the terms of any applicable deferred compensation plan of the Company.

      For information about awards under the Long-Term Incentive Plan for the performance period that began January 1, 2004, see “New Plan Benefits.”

Performance Measures

      Performance measures that may be used under the Long-Term Incentive Plan include net income, pretax income, consolidated operating income, segment operating income, return on equity, operating income return on net capital employed, return on assets, cash flow (with or without regard to asbestos), working capital, share appreciation, total shareholder return relative to the manufacturing companies within the S&P 400 index, total business return (calculated utilizing earnings before interest, taxes, depreciation and amortization and cash flow) and earnings per share of Common Stock of the Company for the performance period.

Termination of Employment

      If a participant dies or becomes totally disabled under our Long-Term Disability Plan, or retires (or is deemed to retire) under our Pension Plan during a performance period, he or she will receive a pro rata award after the end of the performance period, based upon the time portion of the performance period during which he or she was employed. If the participant has become disabled or has retired, the Company’s financial performance for the entire performance period will be used to determine the amount of the award. If the participant has died, the award will be calculated using the Company’s financial performance for the portion of the performance period through the end of the fiscal quarter following his or her death.

      The actual award payout for an employee who has died, retired or become disabled will not occur until after the end of the performance period.

      If a participant’s employment terminates prior to the end of a performance period for any reason (whether voluntary or involuntary) other than death, disability or retirement, the participant will forfeit all rights to compensation under the Long-Term Incentive Plan, unless the Compensation Committee determines otherwise.

Change in Control

      Within five days after any change in control that occurs prior to the end of a performance period, each participant will receive a pro rata payout of his or her award under the Long-Term Incentive Plan for that performance period based upon the time portion of the performance period completed through the date of the change in control and the Company’s financial performance calculated for that period. The participants will also remain entitled to a final payout upon completion of the performance period based on the company’s (or any successor’s) performance results for the entire performance period, but that payout will be offset by the amount of the interim payment (if any). However, if the amount of the interim payout exceeds the amount of the payout upon completion of the performance period, no participant will be required to refund the excess to the company, or to have it offset against any other payment due to the participant from or on behalf of the company.

      A change in control generally is deemed to have occurred if

•	any person, entity or group becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the Company’s outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors,

•	a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•	the Company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of the Company, in substantially the same proportions as their holdings of Company securities prior to the sale).

Modification and Termination of the Plan

      The Board may modify or terminate the Long-Term Incentive Plan at any time, except that no amendment or termination can reduce the amount otherwise payable to a participant under the plan as of the date of the amendment or termination. Moreover, effectiveness of the plan after any material amendment will be subject to shareholder approval of the plan as amended.

Deductibility of Awards Under the Plan

      Section 162(m) of the Internal Revenue Code limits the income tax deductions of publicly traded companies to the extent total compensation for certain executive officers, including base salary, annual bonus, stock option exercises and non-qualified benefits, but excluding qualified “performance-based” compensation, exceeds $1 million per individual in any one year.

      Shareholder approval of the Long-Term Incentive Plan is required for awards under the Long-Term Incentive Plan to qualify as performance-based compensation under Section 162(m). We intend to comply with the other requirements of the performance-based compensation exclusion under Section 162(m), including requirements governing plan administration and shareholder approval of material amendments. We expect that compensation paid to executives under the Long-Term Incentive Plan will be deductible, provided such plan is approved by the Company’s shareholders.

Vote Required

      The Long-Term Incentive Plan will be approved if more votes are cast “for” approval than are cast “against” it at the meeting. Abstentions and broker non-votes will not be cast “for” or “against” approval of the plan and therefore will have no effect on the vote.

      The Board of Directors recommends that you vote FOR approval of our Long-Term Incentive Plan.

OTHER MATTERS

      The Board knows of no other matters that may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

SHAREHOLDER PROPOSALS

      Under our bylaws, any shareholder entitled to vote at the Annual Meeting of Shareholders may nominate a person for election to our Board of Directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

      In accordance with the Company’s bylaws, if any shareholder wished to make a nomination to the Board or bring other business before this meeting, the notice must have been received between December 31, 2003 and January 29, 2004.

      We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

      Any shareholder who intends to present a proposal for consideration at our 2005 Annual Meeting of Shareholders must ensure that the proposal is received by the Secretary of the Company not later than February 6, 2005 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 6, 2005). Each notice must include:

•	a brief description of each proposed matter of business and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of the Company stock owned by such shareholders; and

•	any material interest of such shareholders in such proposal.

      If the notice contains a nomination to the Board of Directors, it must also contain the following information:

•	The name and address of the person or persons to be nominated;

•	A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•	all other information regarding each nominee that would be required to be included in a proxy statement if the nominee had been nominated by the Board; and

•	the written consent of each nominee to serve as a director if elected.

      In addition, any shareholder proposal intended to be included in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders must be received at the Company’s offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 28, 2004. Applicable rules of the Securities and Exchange Commission govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in the proxy statement and form of proxy for the 2005 Annual Meeting of Shareholders.

      We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Richard L. Magee
Secretary

Dated March 22, 2004

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD

APPENDIX A

ENPRO INDUSTRIES, INC.

AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER

      1. The Audit and Risk Management Committee (the “Committee”) is a Committee of the Board of Directors. It is appointed by the Board to assist in monitoring (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the Company’s management of its insurance, pension, asbestos, environmental, litigation and other significant risk areas and (d) the qualifications, independence and performance of the Company’s internal and external auditors.

      2. The members of the Committee, to the extent applicable, shall meet the independence and experience requirements of the U.S. Securities and Exchange Commission and the New York Stock Exchange. The members of the Committee shall be appointed by the Board on the recommendation of the Board’s Nominating and Corporate Governance Committee.

      3. The Committee shall have the authority to retain independent legal, accounting or other advisors, consistent with the process approved by the Board from time to time, and shall obtain advice and assistance from such advisors as it deems appropriate for the performance of its responsibilities. The Company shall also provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      4. The Committee shall have the sole authority to appoint or replace the external auditors (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall be directly responsible for oversight of the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The external auditors shall report directly to the Committee.

      5. The Committee shall make regular reports to the Board.

      6. The Committee’s primary responsibilities are to:

a. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

b. Review results of the annual external audit with management and the external auditors, including annual audited financial statements, disclosures made in management’s discussion and analysis, critical accounting policies and practices used, major issues regarding accounting and auditing principles, judgments made by management in connection with preparation of the financial statements, and other reportable matters under generally accepted auditing standards. Recommend to the Board that the audited financial statements be included in Form 10-K.

c. Review with the external auditors any problems or difficulties the external auditors may have encountered in the course of audit work, including any restrictions on the scope of its activities or its access to requested information, any concerns regarding the responsibilities, budget and staffing of the Company’s internal auditors, and any disagreements with management, as evidenced by any management letter provided by the auditors and the Company’s response to that letter or any other material written communications between the external auditors and management, or by a schedule of adjustments proposed by the external auditors but not accepted by management.

d. Review major changes to the Company’s accounting principles and practices as suggested by the external auditors, internal auditors or management.

e. Review with management, the external auditors and the internal auditors the adequacy of the internal controls that could significantly affect the Company’s financial statements, and any special steps adopted in light of material control deficiencies.

f. Review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including critical accounting policies and practices, the effect of alternative GAAP methods on the Company’s financial statements and any transactions as to which management obtained Statement on Auditing Standards No. 50 letters. If deemed appropriate, discuss with the national office of the external auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

g. Review with management and the external auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

h. Review with management and the external auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q with the appropriate securities commissions and the results of the external auditors’ reviews of the quarterly financial statements. Also review with management each of the Company’s earnings press releases, including the use of “proforma,” “adjusted” or other non-GAAP financial measures and any earnings guidance, prior to the issuance of the earnings press release. Review financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee may represent the entire Committee for purposes of these reviews.

i. Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

j. Review with the Company’s General Counsel or outside counsel legal matters that may have a material impact on the Company’s financial statements or its compliance policies, any material reports, inquiries or correspondence received from regulators or governmental agencies, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct, including disclosures of insider and affiliated party transactions and insider transactions in the Company’s securities.

k. Meet with the external auditors prior to the audit to review the planning and staffing of the audit and the prospective fees for the recurring audit services.

l. At least annually, approve all audit and non-audit services, including tax compliance, tax planning and tax advisory services, to be performed by the external auditor. The Committee will have the sole authority to approve all such services, and will adopt detailed pre-approval policies and procedures to govern the fees and retentions of the external auditor.

m. Receive periodic reports from the external auditors, at least annually, describing the auditor’s quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm. Discuss such reports with the external auditors, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself that appropriate steps have been taken to deal with any issues raised during the auditor’s most recent quality-control review.

n. Receive from the external auditors the report required by Independence Standards Board No. 1 as in effect at that time and discuss it with the external auditors. Review the experience and qualifications of the senior members of the external audit team and the independence of the external auditor. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

o. Present to the Board the Committee’s conclusions regarding the performance, qualifications and independence of the external auditor.

p. Review with the Board, when appropriate, the Company’s hiring of employees or former employees of the external auditor who participated in any capacity in the audit of the Company.

q. Obtain from the external auditors assurance that no report concerning fraud is required under Section 10A of the Securities Exchange Act of 1934, as amended.

r. Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of that audit.

s. Prepare any reports concerning responsibilities of the Committee required by the rules of the New York Stock Exchange or the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

t. Review significant findings and annual plans and activities of the Internal Audit department.

u. Review the Company’s major financial risk exposures including asbestos claims, environmental issues and other legal claims affecting the company, and the steps management has taken to monitor and control such exposures including its environmental policy and the activities of the Company’s Insurance Committee. Discuss policies to govern assessment of management of risk.

v. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

w. Review all material matters relating to the Company’s pension plans and the activities of the Company’s Benefits Committee.

x. Perform such other functions assigned by law, the Company’s charter or by-laws, the Board or the Chief Executive Officer.

y. Conduct an annual performance review of the Committee.

      7. Unless otherwise determined by resolution of the Board, the Committee shall consist of not less than three members appointed annually from among the directors, none of whom will be employees of the Company and none of whom will have any relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. The Board may, by resolution, remove any member of the Committee, with or without cause. At least one member of the Audit Committee shall be a “financial expert” as required by the Sarbanes-Oxley Act of 2002. Each other member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Nominating and Corporate Governance Committee will determine, in its business judgment, whether a director meets the financial literacy test.

      8. A majority of members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum is present or by a resolution in writing signed by all members of the Committee.

      9. The Board, upon recommendation of the Nominating and Corporate Governance Committee, shall appoint one of the members as the chairperson of the Committee and an officer of the Company shall be appointed as secretary of the Committee. If the chairperson is absent from a meeting, the members shall select a chairperson from those in attendance to act in such capacity.

      10. The Board may from time to time appoint from among the directors one or more liaisons to the Committee, who shall attend meetings of the Committee in an advisory capacity. Liaisons may attend executive and in-camera sessions of the Committee only if invited. Such liaison(s) shall be compensated in the same manner as members of the Committee but shall not be voting members of the Committee.

      11. The time and place of Committee meetings, the calling of meetings, and the procedures in all respects at such meetings shall be determined by the Committee unless otherwise determined by the by-laws of the Company or by the resolution of the Board.

      12. The Committee will hold at least four meetings each year, and such additional meetings, as it may deem necessary. The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company. The Committee will hold separate executive sessions with the external auditors at least annually (or more frequently if deemed appropriate and necessary) and with the Chief Financial Officer and/or the Director of Internal Audit at such times as it deems appropriate. At each meeting, the Committee shall meet in-camera without members of management present. During such in-camera sessions, the chairperson shall record the minutes of the session in the absence of the secretary.

Adopted as revised, February 10, 2004

APPENDIX B

ENPRO INDUSTRIES, INC.

SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

PURPOSE

      The EnPro Industries, Inc. Senior Executive Annual Performance Plan (the “Plan”) has been established effective as of the Distribution Date, as such term is defined in the Distribution Agreement among Goodrich Corporation, EnPro Industries, Inc. and Coltec Industries Inc (the “Effective Date”) to provide opportunities to certain senior executives to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to the strong performance of the Company. The Plan, together with base compensation, is designed to provide above average total cash compensation when all relevant performance objectives are achieved and below average total cash compensation when such objectives are not achieved.

ELIGIBILITY

      Participation in the Plan will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any similar successor provision (the “Code”). Participants will be selected prior to or within 90 days of the beginning of each Plan Year by the Compensation and Human Resources Committee of the Company’s Board of Directors or a subcommittee of the committee consisting only of those members of that committee who are “outside” Directors as defined in regulations under the Code if any members of the committee are not “outside” Directors as so defined (the “Committee”).

INCENTIVE CATEGORIES

      Each year the Committee will assign each Participant to an incentive category based on organizational level and potential impact on important Company or division results. The incentive categories define the target level of incentive opportunity, stated as a percentage of base salary as determined by the Committee, that will be available to the Participant if the Company’s target performance levels are met for the Plan Year (the “Target Incentive Amount”).

MAXIMUM AND THRESHOLD AWARDS

      Each Participant will be assigned maximum and threshold award levels. Maximum award level represents the maximum amount of incentive award that may be paid to a Participant for a Plan Year. Threshold award level represents the level above which an incentive award will be paid to a Participant. Performance at or below the threshold level will earn no incentive payments. Each Participant’s maximum award level will be 200% of his or her Target Incentive Amount. Under no circumstances will any Participant be paid an award exceeding $2,500,000.

PERFORMANCE MEASURES

      Performance measures that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return relative to the manufacturing companies within the S&P 400 index, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings per Share of Common Stock of the Company for the Plan Year.

PARTIAL PLAN YEAR PARTICIPATION

      Subject to the Change in Control provisions described below, incentive awards to Participants who terminate during the Plan Year for reasons of death, disability (under the Company’s Long-Term Disability

Plan), or retirement (under the Company’s Salaried Retirement Plan) will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the Participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. Subject to the Change in Control provisions described below, Participants who terminate during a Plan Year for reasons other than death, disability, or retirement will receive no incentive award payments for such Plan Year, unless the Committee determines otherwise.

PERFORMANCE GOALS

      The Committee will designate, prior to or within 90 days of the beginning of each Plan Year:

•	The incentive category and percentage of base salary for each Participant to determine his or her Target Incentive Amount;

•	The performance measures and calculation methods to be used for the Plan Year;

•	A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants’ Target Incentive Amounts; and

•	The relative weightings of the performance measures for the Plan Year.

PERFORMANCE CERTIFICATION

      As soon as practicable following the end of each Plan Year, the Committee will certify the Company’s performance with respect to each performance measure used for that Plan Year.

AWARD CALCULATION AND PAYMENT

      Individual incentive awards will be calculated and paid as soon as practicable following the Committee’s certification of performance for each Plan Year. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the “Formula”).

Participant’s total gross base salary	X	Participant’s incentive category percentage for achievement against performance measure	X	Percentage of target award to be paid	X	Relative weighting of performance measure	=	Amount of incentive award based on performance measure

      The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Plan Year.

PAYMENT UPON CHANGE IN CONTROL

      Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each Participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the Plan. The amount of the Interim Payment shall equal the product of (x) the number of months in the Plan Year in which the Change in Control occurs, including fractional months, that elapsed before the occurrence of the Change in Control and (y) one-twelfth of the greater of (i) the amount most recently paid to each Participant for a full Plan Year under the Plan or (ii) the Target Incentive Amount for each Participant in effect prior to the Change in Control for the Plan Year in which the Change in Control occurs. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the Plan Year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any Participant be required to refund to the Company, or have offset against any other payment due any Participant from or on behalf of the Company, all or any portion of the Interim Payment.

      For purposes of the Plan, a Change in Control shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

      (ii) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

      (iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

      (iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN YEAR

      The Plan Year shall be the fiscal year of the Company, provided that the first Plan Year shall commence on the Effective Date of the Plan.

PLAN ADMINISTRATION

      The Plan will be administered by the Committee. In administering the Plan, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

MISCELLANEOUS

      (i) Amendment and termination. The Board of Directors of the Company may amend, modify, or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Participant under the Plan as of the date of such amendment, modification or termination.

      (ii) Shareholder Approval. No amounts shall be payable hereunder on or after the first annual shareholders meeting that occurs after the Effective Date unless the terms of the Plan are approved by the shareholders of the Company on or before such annual shareholders meeting consistent with the requirements of Section 162(m) of the Code. In accordance with Section 162(m)(4)(C)(ii) of the Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii) of the Code.

      (iii) Applicable law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

APPENDIX C

ENPRO INDUSTRIES, INC.

LONG-TERM INCENTIVE PLAN

PURPOSE

      The EnPro Industries, Inc. Long-Term Incentive Plan (the “Plan”) has been established effective as of January 1, 2003 (the “Effective Date”) to provide long-term incentive compensation to key employees who are in a position to influence the performance of EnPro Industries, Inc. (the “Company”), and thereby enhance shareholder value over time. The Plan provides a significant additional financial opportunity and complements other parts of the Company’s total compensation program for key employees (base salary, annual performance plan, stock options and benefits).

ELIGIBILITY AND PERFORMANCE PERIODS

      The Committee (as defined in the “Plan Administration” section of the Plan) will determine which employees of the Company are eligible to participate in the Plan from time to time. Participants will be selected within 90 days after the beginning of each multi-year performance cycle (“Performance Period”). Each Performance Period will be of two or more years duration as determined by the Committee and will commence on January 1 of the first year of the Performance Period. A new Performance Period will commence each year unless the Committee determines otherwise.

TARGET AWARDS

      At the time a Participant is selected for participation in the Plan for a Performance Period, the Committee will assign the Participant a Target LTIP Award to be earned if the Company’s target performance levels are met for the Performance Period (the “Target LTIP Award”). The Target LTIP Award may be expressed as a dollar amount, a number of Performance Shares under the Company’s Equity Compensation Plan, or a combination of a dollar amount and a number of Performance Shares. Any portion of the Target LTIP Award made in the form of Performance Shares will be evidenced by a Performance Shares award agreement consistent with the provisions of the Equity Compensation Plan.

MAXIMUM AND THRESHOLD AWARDS

      At the time a Participant is selected for participation in the Plan for a Performance Period, the Participant will be assigned maximum and threshold award levels, expressed as a percentage of the Target LTIP Award. Maximum award level represents the maximum percentage of the Target LTIP Award that may be paid to a Participant for a Performance Period based on performance above target performance levels. Threshold award level represents the minimum percentage of the Target LTIP Award that may be paid to a Participant for a Performance Period based on performance below target performance levels. Performance below the threshold performance award level will earn no incentive payments.

      Under no circumstances will any Participant earn an award for a Performance Period expressed in dollars exceeding $2,500,000. In addition, any award of Performance Shares hereunder shall be subject to the individual award limit applicable under the Equity Compensation Plan.

PERFORMANCE MEASURES

      Performance measures that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return relative to the manufacturing companies within the S&P 400 index, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings per Share of Common Stock of the Company for the Plan Year.

PERFORMANCE GOALS

      The Committee will designate, within 90 days of the beginning of each Performance Period:

•	The performance measures and calculation methods to be used for the Performance Period;

•	A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants’ Target LTIP Awards; and

•	The relative weightings of the performance measures for the Performance Period.

      The performance goals established by the Committee for a Performance Period are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2).

PERFORMANCE CERTIFICATION

      As soon as practicable following the end of each Performance Period and prior to any award payments for the Performance Period, the Committee will certify the Company’s performance with respect to each performance measure used for that Performance Period.

AWARD CALCULATION AND PAYMENT

      For each Performance Period, individual incentive awards will be calculated and paid to each Participant who is still employed with the Company (subject to the special provisions below for employees who terminate employment due to death, disability or retirement) as soon as practicable following the Committee’s certification of performance for the Performance Period. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula:

Participant’s Target LTIP Award	X	Percentage of target award to be paid based on performance measure results	X	Relative weighting of performance measure	=	Amount of incentive award based on performance measure results

      The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Performance Period.

      Payments from the Plan to a Participant, if any, will be made in cash (less any amount necessary to satisfy applicable withholding taxes); provided, however, that (i) if any portion of the award is in the form of Performance Shares, the applicable Performance Shares award agreement will specify whether the award will be settled in cash, shares of the Company’s common stock or a combination of cash and stock; and (ii) at the Participant’s election, receipt of all or part of an award may be deferred under the terms of the EnPro Industries, Inc. Deferred Compensation Plan (or other deferred compensation plan of the Company).

TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT

      If a Participant becomes totally disabled under the Company’s Long-Term Disability Plan, or retires (or is deemed to retire) under the Company’s Salaried Retirement Plan during a Performance Period, the Participant will receive a pro rata payout at the end of the Performance Period, based upon the time portion of the Performance Period during which he or she was employed. The actual payout will not occur until after the end of the Performance Period, at which time the financial performance for the entire Performance Period will be used to determine the amount of the award prior to proration.

      If a Participant dies during a Performance Period, the Participant will receive a pro rata payout based upon financial results calculated for the portion of the Performance Period through the end of the fiscal quarter following the Participant’s death.

OTHER TERMINATION OF EMPLOYMENT

      If a Participant’s employment terminates prior to the end of a Performance Period for any reason (whether voluntary or involuntary) other than death, disability or retirement, the Participant will forfeit all rights to compensation under the Plan, unless the Committee determines otherwise.

NEW HIRES OR PROMOTIONS INTO ELIGIBLE POSITIONS

      Participants will become eligible for participation in the Plan at their new position level beginning with the Performance Period which begins on the January 1 immediately following their hire or promotion date. No new performance awards or adjustments to awards for Performance Periods that commenced prior to a Participant’s hire or promotion date will be made.

PAYMENT UPON CHANGE IN CONTROL

      Anything to the contrary notwithstanding, if a Change in Control occurs prior to the end of a Performance Period, within five days following the occurrence of the Change in Control each Participant will receive a pro rata payout of the Participant’s award for that Performance Period based upon the portion of the Performance Period completed through the date of the Change in Control and the performance results calculated for that period (the “Interim LTIP Payment”). The Participant shall also remain entitled to a payout upon completion of the Performance Period based on performance results for the entire Performance Period, such payout to be offset be the amount of the Interim LTIP Payment (if any); provided, however, that the Participant will not be required to refund to the Company, or have offset against any other payment due to the Participant from or on behalf of the Company, in the event the amount of the Interim LTIP Payment exceeds the amount of the payout upon completion of the Performance Period.

      For purposes of the Plan, a “Change in Control” shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

      (ii) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

      (iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

      (iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN ADMINISTRATION

      The Plan will be administered by the Compensation and Human Resources Committee of the Company’s Board of Directors (or a subcommittee of that committee consisting only of those members of that committee who are “outside directors” within the meaning of Section 162(m) of the Internal revenue Code if any members of the committee are not “outside directors”) (the “Committee”). In administering the Plan, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Plan formula for a Performance Period, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

MISCELLANEOUS

      (i) Amendment and Termination. The Board of Directors of the Company may amend, modify, or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Participant under the Plan as of the date of such amendment, modification or termination.

      (ii) Shareholder Approval. No amounts shall be payable hereunder unless the material terms of the Plan are first approved by the shareholders of the Company consistent with the requirements of Section 162(m) of the Internal Revenue Code. In accordance with Section 162(m)(4)(C)(ii) of the Internal Revenue Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii).

      (iii) Coordination With Other Company Benefit Plans. Any income participants derive from Plan payouts will not be considered eligible earnings for Company or subsidiary pension plans, savings plans, profit sharing plans or any other benefit plans.

      (iv) Participant’s Rights. A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and the Participant. Designation as a Participant in the Plan for a Performance Period shall not entitle or be deemed to entitle the Participant to be designated as a Participant for any subsequent Performance Periods or to continued employment with the Company.

      (v) Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

Annual Meeting of
Shareholders

Thursday, May 6, 2004, 11:00 a.m.

Hyatt Charlotte at South Park
5501 Carnegie Blvd.
Charlotte, North Carolina

You can submit your proxy by mail, by telephone or through the internet.
Please use only one of the three response methods.

BY MAIL	BY TELEPHONE	THROUGH THE INTERNET
Mark, sign and date your proxy card and return it in the enclosed envelope to: Wachovia Bank, N.A. Attn: Proxy Tabulation NC-1153 P.O. Box 217950 Charlotte, NC 28254-3555	(Available only until 12:00 pm EDST
on May 5, 2004)
Call toll free 1-866-252-6916 on
any touch-tone telephone to authorize
the voting of your shares. You may
call 24 hours a day, 7 days a week.
You will be prompted to follow
simple instructions.	(Available only until 12:00 pm EDST
on May 5, 2004)
Access the website at
https://www.proxyvotenow.com/npo
to authorize the voting of your shares/ You
may access the site 24 hours a day, 7 days a
week. You will be prompted to follow
simple instructions.

IF YOU WANT TO RECEIVE YOUR PROXY MATERIALS ELECTRONICALLY IN THE FUTURE, PLEASE VOTE YOUR SHARES AND SIGN UP FOR ELECTRONIC DELIVERY THROUGH THE INTERNET

If you vote by telephone or by internet, please DO NOT mail back this proxy card.

— FOLD AND DETACH HERE —

☒	Please mark your votes as in this example.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed below, and FOR proposals 2 and 3, or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

The Board of Directors recommends that you vote FOR the nominees listed below and FOR proposals 2 and 3.

	FOR	WITHHELD FROM ALL	NOMINEES:			FOR	AGAINST	ABSTAIN
1. Election of Directors:	☐	☐	(01) William R. Holland	2.	Approval of Company’s Senior	☐	☐	☐
			(02) Ernest F. Schaub		Executive Annual Performance
			(03) J.P. Bolduc		Plan
			(04) Peter C. Browning
*Except vote withheld from the			(05) Joe T. Ford	3.	Approval of Company’s Long-	☐	☐	☐
following nominee(s):			(06) James H. Hance, Jr.		Term Incentive Plan
			(07) Gordon D. Harnett

			Change of Address/
			comments on reverse
			side ☐

Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE

Annual Meeting
of
Shareholders

Hyatt Charlotte at South Park
5501 Carnegie Blvd.
Charlotte, North Carolina

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, VOTE, SIGN, DATE AND RETURN YOUR PROXY,
OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE.

— FOLD AND DETACH HERE —

ENPRO INDUSTRIES, INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders May 6, 2004

The undersigned hereby appoint(s) Ernest F. Schaub and Richard L. Magee, and each of them singularly, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in EnPro Industries, Inc. Common Stock as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held May 6, 2004, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes your voting instructions for any and all shares held by Wachovia Bank, N.A. for your account and will be considered to be voting instructions to the plan trustee(s) with respect to shares held in accounts under the plans listed on page 1 of the proxy statement and any plan sponsored by Goodrich Corporation, or any of its subsidiaries. If you are a participant under any of these plans, please vote your shares electronically or return your proxy no later than Monday, May 3, 2004.

(Change of Address/Comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

SEE REVERSE
SIDE